Exhibit 99.1

NewsRelease

TC PipeLines, LP Announces Acquisition of
Remaining Interest in Bison Pipeline

HOUSTON, Texas – Oct 1, 2014 – TC PipeLines, LP (NYSE: TCP) (the Partnership) today will acquire the remaining 30 percent interest in Bison Pipeline LLC (Bison) from TransCanada Corporation (TSX, NYSE: TRP) (TransCanada) for $215 million.  The acquisition is expected to be immediately accretive to Partnership cash flows and earnings.

“This transaction marks another in a series of expected dropdowns by TransCanada in order to assist in funding its large capital program,” said Steve Becker, President of TC PipeLines GP, Inc., the Partnership’s general partner.  “The acquisition underscores our commitment to provide stability and long-term value to our unitholders and continues our strategy of owning long-lived infrastructure assets underpinned by long-term contracts”.

The Bison pipeline transports Rocky Mountain natural gas to Midwest markets through a connection with the Partnership’s Northern Border pipeline system.  The pipeline is supported by long-term ship-or-pay contracts that extend through 2020.

The acquisition will improve the Partnership’s long-term cash flow stability and predictability by increasing the percentage of total cash flows derived from long-term ship-or-pay contracts.

The Partnership funded the acquisition from debt and from equity proceeds through its At-The-Market program.

The transaction was approved by the Board of Directors of the general partner, based on approval and recommendation from the Board’s conflicts committee which is comprised entirely of independent directors.  The conflicts committee engaged Deutsche Bank to act as its financial advisor, Orrick, Herrington & Sutcliffe LLP as its legal counsel and Wood Mackenzie as its natural gas market outlook advisor.

TC PipeLines, LP is a Delaware master limited partnership with interests in six federally regulated U.S. interstate natural gas pipelines which serve markets in Western and Midwestern United States. The Partnership is managed by its general partner, TC PipeLines GP, Inc., a subsidiary of TransCanada Corporation (NYSE: TRP). For more information about TC PipeLines, LP, visit the Partnership’s website at www.TCPipeLinesLP.com.

Forward-Looking Statements
Certain non-historical statements in this release relating to future plans, projections, events or conditions, including the expected accretion to Partnership cash flows and earnings resulting from the acquisition and anticipated future dropdowns by TransCanada, are intended to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements are based on current expectations and, therefore, subject to a variety of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, competitive conditions in the natural gas industry, increases in operating and compliance costs, the outcome of rate proceedings, our ability to identify and complete expansion and growth opportunities, operating hazards beyond our control, availability of capital and market demand that the Partnership expects or believes will or may occur in the future.  These and other factors that could cause future results to differ materially from those anticipated are discussed in Item 1A in our Annual Report on Form 10-K for the year-ended December 31, 2013 filed with the Securities and Exchange Commission (the “SEC”), as updated and supplemented by subsequent filings with the SEC. All forward-looking statements are made only as of the date made and except as required by applicable law, we undertake no obligation to update any forward-looking statements to reflect new information, subsequent events or other changes.

Media Inquiries:	Shawn Howard/Davis Sheremata	403.920.7859
		800.608.7859
Unitholder and Analyst Inquiries:	Rhonda Amundson	877.290.2772 investor_relations@tcpipelineslp.com